Exhibit 10.4

SECOND AMENDMENT TO AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

March 30, 2007

Reference is made to that certain Amended and Restated Stockholders’ Agreement dated as of October 28, 2005 by and among Targa Resources Investments Inc., a Delaware corporation (the “Company”), and the Stockholders as amended by that certain First Amendment to Amended and Restated Stockholders’ Agreement dated January 26, 2007 (the “Stockholders’ Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Stockholders’ Agreement.

This Second Amendment to the Stockholders’ Agreement (“Second Amendment”) is entered into as of the first date written above by and among the Company and the Majority Holders.

RECITALS:

A.    The Company and the Stockholders entered into the Stockholders’ Agreement to provide for, among other things, their respective rights and obligations in connection with their investment in the Company.

B.    Pursuant to Section 6.6 of the Stockholders’ Agreement, the parties hereto desire to amend the Stockholders’ Agreement to (i) clarify that Targa Resources Partners LP is not intended to be and shall not be deemed to be a subsidiary of the Company for purposes of the Stockholders’ Agreement, (ii) revise Section 5.2(g)(xi) thereof to provide that the annual budget may be approved by the board of directors of the Company and (iii) revise Section 5.2(g)(xii) thereof to recognize certain authority which has been delegated to officers of the Company to incur expenditures not expressly covered by the annual budget with respect to certain transactions.

C.    By executing this Second Amendment, the Company and the Majority Holders consent in writing to the amendments and modifications to the Stockholders’ Agreement set forth in this Second Amendment in accordance with Section 6.6 of the Stockholders’ Agreement.

NOW THEREFORE, the parties hereto agree as follows:

1.	Targa Resources Partners LP. By execution of this Second Amendment, the parties hereto acknowledge and agree that Targa Resources Partners LP, a Delaware limited partnership (the “MLP”), the general partner of which is Targa Resources GP LLC, a Delaware limited liability company (the “General Partner”), is not intended to and shall not be considered a “subsidiary” of the Company for purposes of the Stockholders’ Agreement. Accordingly, the actions of the Partnership and of the General Partner when acting for and on behalf of the Partnership shall not be subject to the restrictions or approval requirements contained in the Stockholders’ Agreement including, without limitation, the provisions of Section 5.2(g) of the Stockholders’ Agreement.

2.	Annual Budget. Section 5.2(g)(xi) of the Stockholders’ Agreement is hereby amended in its entirety to read as follows:

“(xi) approve the Company’s annual budget unless the annual budget shall have been approved by the board of directors of the Company;”

3.	Approved Expenditures. Section 5.2(g)(xii) of the Stockholders’ Agreement is hereby amended in its entirety to read as follows:

“(xii) approve or make any expenditures during the fiscal year covered by the Company’s annual budget approved in accordance with clause (xi) above that in the aggregate exceeds the aggregate amounts approved for all expenditures in the annual budget by more than $7,500,000; provided, that notwithstanding the foregoing, the officers of the Company may approve and make expenditures with respect to any capital project, acquisition, disposition or other transaction involving expenditures (or, in the case of a disposition, assets with a value) of $5 million or less pursuant to authority delegated to such officers by the board of directors of the Company.”

4.	Limited Amendment. Except as expressly amended hereby, all other terms and provisions of the Stockholders’ Agreement shall continue in full force and effect.

5.	Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law principles of such state.

6.	Counterparts. This Second Amendment may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the day, month and year above written.

COMPANY:

TARGA RESOURCES INVESTMENTS INC.

By:	/s/ Rene R. Joyce
Name:	Rene R. Joyce
Title:	Chief Executive Officer

Signature Page to

Second Amendment to Amended and Restated Stockholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the day, month and year above written.

MAJORITY HOLDERS:

WARBURG PINCUS PRIVATE EQUITY VIII, L.P. By: Warburg Pincus Partners LLC, its General Partner By: Warburg Pincus & Co., its Managing Member

By:	/s/ Peter R. Kagan
Partner

WARBURG PINCUS NETHERLANDS PRIVATE EQUITY VIII I, C.V. By: Warburg Pincus Partners LLC, its General Partner By: Warburg Pincus & Co., its Managing Member

By:	/s/ Peter R. Kagan
Partner

WARBURG PINCUS GERMANY PRIVATE EQUITY VIII, K.G. By: Warburg Pincus Partners LLC, its General Partner By: Warburg Pincus & Co., its Managing Member

By:	/s/ Peter R. Kagan
Partner

Signature Page to

Second Amendment to Amended and Restated Stockholders’ Agreement

WARBURG PINCUS PRIVATE EQUITY IX, L.P. By: Warburg Pincus Partners LLC, its General Partner By: Warburg Pincus & Co., its Managing Member

By:	/s/ Peter R. Kagan
Partner

Signature Page to

Second Amendment to Amended and Restated Stockholders’ Agreement